SiriusPoint reports tenth consecutive quarter of underwriting profits and strong net income of $58m

HAMILTON, Bermuda, May 5, 2025 - SiriusPoint Ltd. (“SiriusPoint” or the “Company”) (NYSE:SPNT) today announced results for its first quarter ended March 31, 2025
•Combined ratio of 95.4% in the first quarter for Core business with underwriting income of $29 million
•Net premiums written growth of 20%, outpacing gross premiums written growth of 12% in the quarter for Core business, with strong growth from Insurance & Services
•First quarter return on equity of 12.9%, within 12-15% ‘across the cycle’ return on equity target range
•$59 million net impact from California Wildfires in the quarter, below guided range from the fourth quarter
•Book value per diluted common share (ex. AOCI) of $15.15, up 3.5% in the quarter. Balance sheet remains strong with Q1’25 BSCR estimate at 227%
•During the quarter, AM Best and Fitch affirmed our ratings and revised our outlook to Positive from Stable
Scott Egan, Chief Executive Officer, said: “2025 has got off to a strong start. Our aim to deliver stable and consistent earnings can be seen with our first quarter return on equity of 12.9%, well within our 12-15% target range as our diverse portfolio performed well against the backdrop of elevated natural catastrophe losses.
Our growth momentum continues, with Core gross premiums written growing by 12% in the quarter, while net premiums written increased at a faster pace of 20%, as we seek to retain a greater proportion of our increasingly profitable book. The Core underwriting result saw improvements across multiple fronts, with the attritional loss ratio, acquisition cost ratio, and underwriting expense ratios all decreasing and contributing to a 3.0 point reduction in total across these areas.
Our earnings per share of $0.49 was flat to prior year despite lower net income, demonstrating the significant accretion benefits now being derived from the previously announced share repurchases. Our strong earnings resulted in an increase to book value of 5% in the quarter.
Our focus will be to maintain this momentum and continue to deliver and improve throughout 2025. We are pleased to see our outlook move to Positive from Stable this year for both AM Best and Fitch. These are important proof points of our progress.”
First Quarter 2025 Highlights
•Net income attributable to SiriusPoint common shareholders of $57.6 million, or $0.49 per diluted common share
•Core income of $47.4 million, including underwriting income of $28.5 million, Core combined ratio of 95.4%
•Core net services fee income of $19.0 million, with service margin of 30.6%
•Net investment income of $71.2 million and total investment result of $70.9 million
•Book value per diluted common share increased $0.77 per share, or 5.3%, from December 31, 2024 to $15.37
•Annualized return on average common equity of 12.9%

Key Financial Metrics
The following table shows certain key financial metrics for the three months ended March 31, 2025 and 2024:

	2025	2024
	($ in millions, except for per share data and ratios)
Combined ratio	91.4%	84.9%
Core underwriting income (1)	$28.5	$44.3
Core net services income (1)	$18.9	$18.1
Core income (1)	$47.4	$62.4
Core combined ratio (1)	95.4%	91.4%
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders	12.9%	15.4%
Book value per common share (2)	$15.73	$14.92
Book value per diluted common share (2)	$15.37	$14.60
Book value per diluted common share ex. AOCI (1) (2)	$15.15	$14.64
Tangible book value per diluted common share (1) (2)	$14.21	$13.42
(1)Core underwriting income, Core net services income, Core income and Core combined ratio are non-GAAP financial measures. See definitions in “Non-GAAP Financial Measures” and reconciliations in “Segment Reporting.” Book value per diluted common share ex. AOCI and tangible book value per diluted common share are non-GAAP financial measures. See definition and reconciliation in “Non-GAAP Financial Measures.”
(2)Prior year comparatives represent amounts as of December 31, 2024.
First Quarter 2025 Summary
Consolidated underwriting income for the three months ended March 31, 2025 was $54.1 million compared to $89.6 million for the three months ended March 31, 2024. The decrease was primarily driven by increased catastrophe losses from the California wildfires, partially offset by increased favorable development in Property, mainly from reserve releases relating to prior year’s catastrophe events, and in A&H, due to lower than expected reported attritional losses.
Reportable Segments
The determination of our reportable segments is based on the manner in which management monitors the performance of our operations, which consist of two reportable segments - Reinsurance and Insurance & Services.
Collectively, the sum of our two segments, Reinsurance and Insurance & Services, constitute our “Core” results. Core underwriting income, Core net services income, Core income and Core combined ratio are non-GAAP financial measures. See reconciliations in “Segment Reporting”. We believe it is useful to review Core results as it better reflects how management views the business and reflects our decision to exit the runoff business. The sum of Core results and Corporate results are equal to the consolidated results of operations.
Core Premium Volume
Gross premiums written increased by $109.2 million, or 12.4%, to $989.9 million for the three months ended March 31, 2025 compared to $880.7 million for the three months ended March 31, 2024. Net premiums earned increased by $108.0 million, or 20.9%, to $625.8 million for the three months ended March 31, 2025 compared to $517.8 million for the three months ended March 31, 2024. The increases in premium volume were primarily driven by our Insurance & Services segment, including growth across A&H, expansion of Surety within our Other Specialties business line and continued strategic organic and new program growth in our international business.
Core Results
Core results for the three months ended March 31, 2025 included income of $47.4 million compared to $62.4 million for the three months ended March 31, 2024. Income for the three months ended March 31, 2025 consists of underwriting income of $28.5 million (95.4% combined ratio) and net services income of $18.9 million, compared to underwriting income of $44.3 million (91.4% combined ratio) and net services income of $18.1 million for the three months ended March 31, 2024. The decrease in net underwriting results was primarily driven by increased catastrophe losses, partially offset by increased favorable development and lower attritional losses.
Catastrophe losses for the three months ended March 31, 2025 were $67.9 million, or 10.9 percentage points on the combined ratio, primarily from the California wildfires, compared to minimal losses for the three months ended March 31, 2024. Losses incurred included $34.3 million of favorable prior year loss reserve development for the three months ended March 31, 2025 primarily driven by favorable development in Property, mainly from reserve releases relating to prior year’s catastrophe events, as well as favorable development in A&H, due to lower than expected reported attritional losses, compared to

$8.0 million for the three months ended March 31, 2024 driven by decreased ultimate losses in the Credit reinsurance portfolio.
Net services income remained stable for the three months ended March 31, 2025 compared to the three months ended March 31, 2024. Service margin, which is calculated as Net service fee income as a percentage of services revenues, increased to 30.6% for the three months ended March 31, 2025 from 30.1% for the three months ended March 31, 2024.
Reinsurance Segment
Reinsurance gross premiums written were $354.8 million for the three months ended March 31, 2025, an decrease of $1.6 million, or 0.4%, compared to the three months ended March 31, 2024, primarily driven by reduced premiums written in Casualty reflecting underwriting actions to improve profitability, partially offset by increased reinstatement premiums of $8.9 million related to our Property Catastrophe business.
Reinsurance generated underwriting income of $8.4 million (97.1% combined ratio) for the three months ended March 31, 2025, compared to underwriting income of $39.9 million (84.2% combined ratio) for the three months ended March 31, 2024. The decrease in net underwriting results was primarily driven by increased catastrophe losses of $63.1 million, or 21.8 percentage points on the combined ratio, primarily from the California wildfires, compared to minimal losses for the three months ended March 31, 2024. This was partially offset by increased favorable prior year loss reserve development of $31.8 million for the three months ended March 31, 2025 primarily driven by favorable development in Property, mainly from reserve releases relating to prior year’s catastrophe events, compared to $10.3 million for the three months ended March 31, 2024 primarily driven by decreased ultimate losses in the Credit reinsurance portfolio.
Insurance & Services Segment
Insurance & Services gross premiums written were $635.1 million for the three months ended March 31, 2025, an increase of $110.8 million, or 21.1%, compared to the three months ended March 31, 2024, primarily driven by growth across A&H, expansion of Surety within our Other Specialties business line and continued strategic organic and new program growth in our international business.
Insurance & Services generated segment income of $39.0 million for the three months ended March 31, 2025, compared to $22.5 million for the three months ended March 31, 2024. Segment income for the three months ended March 31, 2025 consists of underwriting income of $20.1 million (94.0% combined ratio) and net services income of $18.9 million, compared to underwriting income of $4.4 million (98.4% combined ratio) and net services income of $18.1 million for the three months ended March 31, 2024. The improvement in underwriting results was primarily driven by our decreased loss ratio mainly from lower attritional losses, as well as net favorable prior year loss reserve development of $2.5 million for the three months ended March 31, 2025, mainly in A&H, compared to net adverse prior year loss reserve development of $2.3 million for the three months ended March 31, 2024.
Investments
Net investment income and net realized and unrealized investment gains (losses) for the three months ended March 31, 2025 and 2024 were mainly driven by interest income of $63.4 million and $76.9 million, respectively, on our debt securities and short-term investments. The decrease is driven by a lower asset base as of March 31, 2025 after executing various share repurchase transactions in 2024 and 2025.
Webcast Details
The Company will hold a webcast to discuss its first quarter 2025 results at 8:30 a.m. Eastern Time on May 6, 2025. The webcast of the conference call will be available over the Internet from the Company’s website at www.siriuspt.com under the “Investor Relations” section. Participants should follow the instructions provided on the website to download and install any necessary audio applications. The conference call will be available by dialing 1-877-451-6152 (domestic) or 1-201-389-0879 (international). Participants should ask for the SiriusPoint Ltd. first quarter 2025 earnings call.
The online replay will be available on the Company's website immediately following the call at www.siriuspt.com under the “Investor Relations” section.
Safe Harbor Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “believes,” “intends,” “seeks,” “anticipates,” “aims,” “plans,” “targets,” “estimates,” “expects,” “assumes,” “continues,” “guidance,” “should,” “could,” “will,” “may” and the negative of these or similar terms and phrases. Specific forward-looking statements in this press release include, but are not limited to, statements regarding the trend of our performance as compared to the previous guidance, the current insurtech market trends, our ability to generate shareholder value, and whether we will continue to have momentum in our business in the future. Actual events, results and outcomes may differ materially from the Company’s expectations due to a variety of known and unknown risks, uncertainties and other factors. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: our ability to execute on our strategic transformation, including re-underwriting to reduce volatility and improve underwriting performance, de-risking our investment portfolio, and transforming our business; the impact of unpredictable catastrophic events, including uncertainties with respect to current and future COVID-19 losses across many classes of insurance business and the amount of insurance losses that may ultimately be ceded to the reinsurance market, supply chain issues, labor shortages and related increased costs, changing interest rates and equity market volatility; inadequacy of loss and loss adjustment expense reserves, the lack of available capital, and periods characterized by excess underwriting capacity and unfavorable premium rates; the performance of financial markets, impact of inflation and interest rates, and foreign currency fluctuations; our ability to compete successfully in the insurance and reinsurance market and the effect of consolidation in the insurance and reinsurance industry; technology breaches or failures, including those resulting from a malicious cyber-attack on us, our business partners or service providers; the effects of global climate change, including wildfires, and increased severity and frequency of weather-related natural disasters and catastrophes and increased coastal flooding in many geographic areas; geopolitical uncertainty, including the ongoing conflicts in Europe and the Middle East and the new presidential administration in the U.S.; global economic uncertainty caused by the imposition and/or announcement of tariffs imposed on the import of certain goods into the U.S. from various countries which may have unpredictable consequences including, but not limited to, inflation or trade wars, potential impact on the Company’s credit and mortgage business and potential increase in credit spread which could impact the Company’s short-term capital and liquidity; our ability to retain key senior management and key employees; a downgrade or withdrawal of our financial ratings; fluctuations in our results of operations; legal restrictions on certain of SiriusPoint’s insurance and reinsurance subsidiaries’ ability to pay dividends and other distributions to SiriusPoint; the outcome of legal and regulatory proceedings and regulatory constraints on our business; reduced returns or losses in SiriusPoint’s investment portfolio; our exposure or potential exposure to corporate income tax in Bermuda and the E.U., U.S. federal income and withholding taxes and our significant deferred tax assets, which could become devalued if we do not generate future taxable income or applicable corporate tax rates are reduced; risks associated with delegating authority to third party managing general agents; future strategic transactions such as acquisitions, dispositions, investments, mergers or joint ventures; and other risks and factors listed under "Risk Factors" in the Company's most recent Annual Report on Form 10-K and other subsequent periodic reports filed with the Securities and Exchange Commission.
All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures and Other Financial Metrics
In presenting SiriusPoint’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (“GAAP”). SiriusPoint’s management uses this information in its internal analysis of results and believes that this information may be informative to investors in gauging the quality of SiriusPoint’s financial performance, identifying trends in our results and providing meaningful period-to-period comparisons. Core underwriting income, Core net services income, Core income, and Core combined ratio are non-GAAP financial measures. Management believes it is useful to review Core results as it better reflects how management views the business and reflects the Company’s decision to exit the runoff business. Book value per diluted common share excluding accumulated other comprehensive income (loss) ("AOCI") and tangible book value per diluted common share, as presented, are non-GAAP financial measures and the most directly comparable U.S. GAAP measure is book value per common share. Management believes it is useful to exclude AOCI because it may fluctuate significantly between periods based on movements in interest and currency rates. Management believes the effects of intangible assets are not indicative of underlying underwriting results or trends and make book value comparisons to less acquisitive peer companies less meaningful. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP figures are included in the attached financial information in accordance with Regulation G and Item 10(e) of Regulation S-K, as applicable.
About the Company
SiriusPoint is a global underwriter of insurance and reinsurance providing solutions to clients and brokers around the world. Bermuda-headquartered with offices in New York, London, Stockholm and other locations, we are listed on the New York Stock Exchange (SPNT). We have licenses to write Property & Casualty and Accident & Health insurance and reinsurance globally. Our offering and distribution capabilities are strengthened by a portfolio of strategic partnerships with Managing General Agents and Program Administrators. With approximately $2.7 billion total capital, SiriusPoint’s operating companies have a financial strength rating of A- (Excellent) from AM Best, S&P and Fitch, and A3 from Moody’s. For more information, please visit www.siriuspt.com.

Contacts
Investor Relations
Liam Blackledge - Investor Relations and Strategy Manager
Liam.Blackledge@siriuspt.com
+ 44 203 772 3082
Media
Natalie King - Global Head of Marketing and External Communications
Natalie.King@siriuspt.com
+ 44 770 728 8817

SIRIUSPOINT LTD.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of March 31, 2025 and December 31, 2024
(expressed in millions of U.S. dollars, except per share and share amounts)

	March 31, 2025	December 31, 2024
Assets
Debt securities, available for sale, at fair value, net of allowance for credit losses of $0.0 (2024 - $1.1) (cost - $4,617.0; 2024 - $5,143.8)	$4,635.2	$5,131.0
Debt securities, trading, at fair value (cost - $140.9; 2024 - $187.3)	117.6	162.2
Short-term investments, at fair value (cost - $48.2; 2024 - $95.3)	48.2	95.8
Other long-term investments, at fair value (cost - $437.9; 2024 - $438.2) (includes related party investments at fair value of $220.1 (2024 - $217.2))	317.7	316.5
Total investments	5,118.7	5,705.5
Cash and cash equivalents	740.3	682.0
Restricted cash and cash equivalents	184.9	212.6
Due from brokers	18.8	11.2
Interest and dividends receivable	42.1	44.0
Insurance and reinsurance balances receivable, net	2,240.8	2,054.4
Deferred acquisition costs, net	369.3	327.5
Unearned premiums ceded	514.3	463.9
Loss and loss adjustment expenses recoverable, net	2,335.7	2,315.3
Deferred tax asset	293.3	297.0
Intangible assets	137.9	140.8
Other assets	284.4	270.7
Total assets	$12,280.5	$12,524.9
Liabilities
Loss and loss adjustment expense reserves	$5,762.6	$5,653.9
Unearned premium reserves	1,816.8	1,639.2
Reinsurance balances payable	1,707.5	1,781.6
Deposit liabilities	15.6	17.4
Deferred gain on retroactive reinsurance	6.6	8.5
Debt	663.5	639.1
Due to brokers	6.6	18.0
Deferred tax liability	94.2	76.2
Share repurchase liability	—	483.0
Other liabilities	180.4	269.2
Total liabilities	10,253.8	10,586.1
Commitments and contingent liabilities
Shareholders’ equity
Series B preference shares (par value $0.10; authorized and issued: 8,000,000)	200.0	200.0
Common shares (issued and outstanding: 116,020,526; 2023 - 116,429,057)	11.6	11.6
Additional paid-in capital	944.7	945.0
Retained earnings	842.5	784.9
Accumulated other comprehensive income (loss), net of tax	26.4	(4.1)
Shareholders’ equity attributable to SiriusPoint shareholders	2,025.2	1,937.4
Noncontrolling interests	1.5	1.4
Total shareholders’ equity	2,026.7	1,938.8
Total liabilities, noncontrolling interests and shareholders’ equity	$12,280.5	$12,524.9

SIRIUSPOINT LTD.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
For the three months ended March 31, 2025 and 2024
(expressed in millions of U.S. dollars, except per share and share amounts)

	2025	2024
Revenues
Net premiums earned	$626.7	$593.8
Net investment income	71.2	78.8
Net realized and unrealized investment gains (losses)	(0.3)	1.0
Net investment income and net realized and unrealized investment gains (losses)	70.9	79.8
Other revenues	29.7	27.8
Loss on settlement and change in fair value of liability-classified capital instruments	—	(15.9)
Total revenues	727.3	685.5
Expenses
Loss and loss adjustment expenses incurred, net	401.8	317.5
Acquisition costs, net	129.7	144.9
Other underwriting expenses	41.1	41.8
Net corporate and other expenses	60.6	56.0
Intangible asset amortization	2.9	2.9
Interest expense	18.1	20.5
Foreign exchange gains	(2.2)	(3.7)
Total expenses	652.0	579.9
Income before income tax expense	75.3	105.6
Income tax expense	(13.3)	(9.7)
Net income	62.0	95.9
Net income attributable to noncontrolling interests	(0.4)	(1.1)
Net income available to SiriusPoint	61.6	94.8
Dividends on Series B preference shares	(4.0)	(4.0)
Net income available to SiriusPoint common shareholders	$57.6	$90.8
Earnings per share available to SiriusPoint common shareholders
Basic earnings per share available to SiriusPoint common shareholders	$0.50	$0.50
Diluted earnings per share available to SiriusPoint common shareholders	$0.49	$0.49
Weighted average number of common shares used in the determination of earnings per share
Basic	115,975,961	168,934,114
Diluted	118,555,166	174,380,963

SIRIUSPOINT LTD.
SEGMENT REPORTING

	Three months ended March 31, 2025
	Reinsurance	Insurance & Services	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross premiums written	$354.8	$635.1	$989.9	$—	$(5.2)	$—	$984.7
Net premiums written	268.5	483.5	752.0	—	(9.0)	—	743.0
Net premiums earned	289.6	336.2	625.8	—	0.9	—	626.7
Loss and loss adjustment expenses incurred, net	195.3	209.9	405.2	(2.0)	(1.4)	—	401.8
Acquisition costs, net	67.1	87.3	154.4	(28.0)	3.3	—	129.7
Other underwriting expenses	18.8	18.9	37.7	—	3.4	—	41.1
Underwriting income (loss)	8.4	20.1	28.5	30.0	(4.4)	—	54.1
Services revenues	—	62.1	62.1	(30.2)	—	(31.9)	—
Services expenses	—	43.1	43.1	—	—	(43.1)	—
Net services fee income	—	19.0	19.0	(30.2)	—	11.2	—
Services noncontrolling income	—	(0.1)	(0.1)	—	—	0.1	—
Net services income	—	18.9	18.9	(30.2)	—	11.3	—
Segment income (loss)	8.4	39.0	47.4	(0.2)	(4.4)	11.3	54.1
Net investment income					71.2	—	71.2
Net realized and unrealized investment losses					(0.3)	—	(0.3)
Other revenues					(2.2)	31.9	29.7
Net corporate and other expenses					(17.5)	(43.1)	(60.6)
Intangible asset amortization					(2.9)	—	(2.9)
Interest expense					(18.1)	—	(18.1)
Foreign exchange gains					2.2	—	2.2
Income before income tax expense	$8.4	$39.0	47.4	(0.2)	28.0	0.1	75.3
Income tax expense			—	—	(13.3)	—	(13.3)
Net income			47.4	(0.2)	14.7	0.1	62.0
Net income attributable to noncontrolling interest			—	—	(0.3)	(0.1)	(0.4)
Net income available to SiriusPoint			$47.4	$(0.2)	$14.4	$—	$61.6

Attritional losses	$164.0	$207.6	$371.6	$(2.0)	$(1.5)	$—	$368.1
Catastrophe losses	63.1	4.8	67.9	—	—	—	67.9
Prior year loss reserve development	(31.8)	(2.5)	(34.3)	—	0.1	—	(34.2)
Loss and loss adjustment expenses incurred, net	$195.3	$209.9	$405.2	$(2.0)	$(1.4)	$—	$401.8

Underwriting Ratios: (1)
Attritional loss ratio	56.6%	61.7%	59.3%				58.8%
Catastrophe loss ratio	21.8%	1.4%	10.9%				10.8%
Prior year loss development ratio	(11.0)%	(0.7)%	(5.5)%				(5.5)%
Loss ratio	67.4%	62.4%	64.7%				64.1%
Acquisition cost ratio	23.2%	26.0%	24.7%				20.7%
Other underwriting expenses ratio	6.5%	5.6%	6.0%				6.6%
Combined ratio	97.1%	94.0%	95.4%				91.4%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

	Three months ended March 31, 2024
	Reinsurance	Insurance & Services	Core	Eliminations (2)	Corporate	Segment Measure Reclass	Total
Gross premiums written	$356.4	$524.3	$880.7	$—	$25.9	$—	$906.6
Net premiums written	290.1	337.1	627.2	—	12.1	—	639.3
Net premiums earned	253.6	264.2	517.8	—	76.0	—	593.8
Loss and loss adjustment expenses incurred, net	124.6	176.5	301.1	(1.4)	17.8	—	317.5
Acquisition costs, net	69.8	65.2	135.0	(33.2)	43.1	—	144.9
Other underwriting expenses	19.3	18.1	37.4	—	4.4	—	41.8
Underwriting income	39.9	4.4	44.3	34.6	10.7	—	89.6
Services revenues	—	65.8	65.8	(37.1)	—	(28.7)	—
Services expenses	—	46.0	46.0	—	—	(46.0)	—
Net services fee income	—	19.8	19.8	(37.1)	—	17.3	—
Services noncontrolling income	—	(1.7)	(1.7)	—	—	1.7	—
Net services income	—	18.1	18.1	(37.1)	—	19.0	—
Segment income	39.9	22.5	62.4	(2.5)	10.7	19.0	89.6
Net investment income					78.8	—	78.8
Net realized and unrealized investment gains					1.0	—	1.0
Other revenues					(0.9)	28.7	27.8
Loss on settlement and change in fair value of liability-classified capital instruments					(15.9)	—	(15.9)
Net corporate and other expenses					(10.0)	(46.0)	(56.0)
Intangible asset amortization					(2.9)	—	(2.9)
Interest expense					(20.5)	—	(20.5)
Foreign exchange gains					3.7	—	3.7
Income before income tax expense	$39.9	$22.5	62.4	(2.5)	44.0	1.7	105.6
Income tax expense			—	—	(9.7)	—	(9.7)
Net income			62.4	(2.5)	34.3	1.7	95.9
Net (income) loss attributable to noncontrolling interest			—	—	0.6	(1.7)	(1.1)
Net income available to SiriusPoint			$62.4	$(2.5)	$34.9	$—	$94.8

Attritional losses	$134.9	$174.2	$309.1	$(1.4)	$48.7	$—	$356.4
Prior year loss reserve development	(10.3)	2.3	(8.0)	—	(30.9)	—	(38.9)
Loss and loss adjustment expenses incurred, net	$124.6	$176.5	$301.1	$(1.4)	$17.8	$—	$317.5

Underwriting Ratios: (1)
Attritional loss ratio	53.2%	65.9%	59.7%				60.0%
Prior year loss development ratio	(4.1)%	0.9%	(1.6)%				(6.5)%
Loss ratio	49.1%	66.8%	58.1%				53.5%
Acquisition cost ratio	27.5%	24.7%	26.1%				24.4%
Other underwriting expenses ratio	7.6%	6.9%	7.2%				7.0%
Combined ratio	84.2%	98.4%	91.4%				84.9%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Insurance & Services MGAs recognize fees for service using revenue from contracts with customers accounting standards, whereas insurance companies recognize acquisition expenses using insurance contract accounting standards. While ultimate revenues and expenses recognized will match, there will be recognition timing differences based on the different accounting standards.

SIRIUSPOINT LTD.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS & OTHER FINANCIAL MEASURES
Non-GAAP Financial Measures
Core Results
Collectively, the sum of the Company's two segments, Reinsurance and Insurance & Services, constitute "Core" results. Core underwriting income, Core net services income, Core income and Core combined ratio are non-GAAP financial measures. We believe it is useful to review Core results as it better reflects how management views the business and reflects our decision to exit the runoff business. The sum of Core results and Corporate results are equal to the consolidated results of operations.
Core underwriting income - calculated by subtracting loss and loss adjustment expenses incurred, net, acquisition costs, net, and other underwriting expenses from net premiums earned.
Core net services income - consists of services revenues which include commissions, brokerage and fee income related to consolidated MGAs, and other revenues, as well as services expenses which include direct expenses related to consolidated MGAs and services noncontrolling income which represent minority ownership interests in consolidated MGAs. Net services income is a key indicator of the profitability of the Company's services provided.
Core income - consists of two components, core underwriting income and core net services income. Core income is a key measure of our segment performance.
Core combined ratio - calculated by dividing the sum of Core loss and loss adjustment expenses incurred, net, acquisition costs, net and other underwriting expenses by Core net premiums earned. Accident year loss ratio and accident year combined ratio are calculated by excluding prior year loss reserve development to present the impact of current accident year net loss and loss adjustment expenses on the Core loss ratio and Core combined ratio, respectively. Attritional loss ratio excludes catastrophe losses from the accident year loss ratio as they are not predictable as to timing and amount. These ratios are useful indicators of our underwriting profitability.

Book Value Per Diluted Common Share Metrics
Book value per diluted common share excluding AOCI and tangible book value per diluted common share, as presented, are non-GAAP financial measures and the most directly comparable U.S. GAAP measure is book value per common share. Management believes it is useful to exclude AOCI because it may fluctuate significantly between periods based on movements in interest and currency rates. Tangible book value per diluted common share excludes intangible assets. Management believes that effects of intangible assets are not indicative of underlying underwriting results or trends and make book value comparisons to less acquisitive peer companies less meaningful. Tangible book value per diluted common share is useful because it provides a more accurate measure of the realizable value of shareholder returns, excluding intangible assets.
The following table sets forth the computation of book value per common share, book value per diluted common share and tangible book value per diluted common share as of March 31, 2025 and December 31, 2024:

	March 31, 2025	December 31, 2024
	($ in millions, except share and per share amounts)
Common shareholders’ equity attributable to SiriusPoint common shareholders	$1,825.2	$1,737.4

Accumulated other comprehensive income (loss), net of tax	26.4	(4.1)
Common shareholders’ equity attributable to SiriusPoint common shareholders ex. AOCI	1,798.8	1,741.5

Intangible assets	137.9	140.8
Tangible common shareholders' equity attributable to SiriusPoint common shareholders	$1,687.3	$1,596.6

Common shares outstanding	116,020,526	116,429,057
Effect of dilutive stock options, restricted share units and warrants	2,708,756	2,559,359
Book value per diluted common share denominator	118,729,282	118,988,416

Book value per common share	$15.73	$14.92
Book value per diluted common share	$15.37	$14.60
Book value per diluted common share ex. AOCI	$15.15	$14.64
Tangible book value per diluted common share	$14.21	$13.42
Other Financial Measures
Annualized Return on Average Common Shareholders’ Equity Attributable to SiriusPoint Common Shareholders
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders is calculated by dividing annualized net income available to SiriusPoint common shareholders for the period by the average common shareholders’ equity determined using the common shareholders’ equity balances at the beginning and end of the period.
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders for the three months ended March 31, 2025 and 2024 was calculated as follows:

	2025	2024
	($ in millions)
Net income available to SiriusPoint common shareholders	$57.6	$90.8
Common shareholders’ equity attributable to SiriusPoint common shareholders - beginning of period	1,737.4	2,313.9
Common shareholders’ equity attributable to SiriusPoint common shareholders - end of period	1,825.2	2,402.6
Average common shareholders’ equity attributable to SiriusPoint common shareholders	$1,781.3	$2,358.3
Annualized return on average common shareholders’ equity attributable to SiriusPoint common shareholders	12.9%	15.4%